Announces Definitive Agreement to Merge with Independent Alliance Banks, Inc. February 17, 2017 Building Value in the Summit City ® EXHIBIT 99.2 Filed by First Merchants Corporation pursuant to Rule 425 under the Securities Act of 1933 Subject Company: Independent Alliance Banks, Inc. Commission Securities Exchange Act File No: 000-17071

This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between First Merchants Corporation (“First Merchants”) and Independent Alliance Banks, Inc., including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of First Merchants and Independent Alliance Banks, Inc. will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. Neither First Merchants nor Independent Alliance Banks, Inc. undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, First Merchants’ and Independent Alliance Banks, Inc.’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not. THE STRENGTH OF BIG. THE SERVICE OF SMALL. 2 ® Building Value in the Summit City

ADDITIONAL INFORMATION Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed merger will be submitted to Independent Alliance Banks, Inc. shareholders for their consideration. In connection with the proposed merger, it is expected that Independent Alliance Banks, Inc. will provide its shareholders with a Proxy Statement, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION, TOGETHER WITH ALL AMENDMENTS OR SUPPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. Independent Alliance Banks, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Independent Alliance Banks, Inc. in connection with the proposed Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed merger when it becomes available. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure. THE STRENGTH OF BIG. THE SERVICE OF SMALL. 3 ® Building Value in the Summit City

4 THE STRENGTH OF BIG. THE SERVICE OF SMALL. ® Proforma Highlights Ticker: FRME Headquarters: Muncie, IN Founded: 1893 Banking Centers: 122 Assets: $8.3 Billion Loans: $5.9 Billion Deposits: $6.4 Billion Building Value in the Summit City

5 THE STRENGTH OF BIG. THE SERVICE OF SMALL. Implied Deal Value: Blended Deal Value: $251.3 Million $271.1 Million (Inclusive of the 12.1% Purchased for $19.8 Million Cash) Consideration Fixed 1.6530 Exchange Ratio for the Remaining 87.9% IALB Common Stock not already owned by First Merchants Implied Price Per Share Blended Price Per Share $69.59 $66.02 Required Approvals: Regulatory and IALB Shareholder Key Assumptions: Cost Savings Estimated to be 38% or $10.9 Million Pre-Closing Charges of Approximately $8.3 Million Estimated One-Time Transaction Costs of $7.2 Million Credit Mark of Approximately 2.5% or $19.7 Million Earnings and Capital Impact: Accretive to EPS By 2% in 2017 and 5% Annually Thereafter Tangible Book Value Earnback of 3.75 Years Minimal Impact to Capital Ratios Termination Fee: $5.0 Million Anticipated Closing: 3rd Quarter 2017 ® *based on FRME closing price on February 16, 2017, taking into account FRME 12.1% IALB Investment made on November 21, 2016 Building Value in the Summit City

6 THE STRENGTH OF BIG. THE SERVICE OF SMALL.  Headquartered in Fort Wayne, Indiana  Founded in 2005 in a combination of two 70-year old companies; Grabill Bank and MarkleBank  Operates 16 Banking Centers plus Wealth Management and Mortgage Offices  Market Capitalization: $162.8 Million*  Balance Sheet as of December 31, 2016 • $1,088 Million in Assets • $753 Million in Loans • $861 Million in Deposits • 9.98% TCE/TA • 0.57% NPAs/Assets  Income Statement for Year Ending December 31, 2016 • Net Income of $10.2 Million • Net Interest Margin of 3.31% • ROAA of 0.94% • ROATCE of 9.57% ® *as of February 16, 2017 Building Value in the Summit City

7 THE STRENGTH OF BIG. THE SERVICE OF SMALL.  Second Largest MSA in the State of Indiana • $7.8B Deposits • 13% Deposit Growth in 2016 • Population 433,872 • Median Income $52,039  County Seat for Allen County  Diversified Economy • Manufacturing – 17% • Health Care – 17% • Retail Trade – 11% • Food Services – 9%  Largest Employers • Parkview Health – 6,684 • Lutheran Health Network – 4,824 • General Motors – 4,100  Attractive Location for Businesses to Locate and Expand • High Quality Labor Force • Easy Access to Major Markets • Competitive Tax Structure • Affordable Real Estate and Low Property Taxes • Outstanding Infrastructure and Transportation Systems  Retail Hub for the Region ® Fort Wayne MSA Deposit Market Share Building Value in the Summit City Institution (ST) 2016 Rank Number of Branches Total Deposits (000) Market Share Wells Fargo 1 14 $2,429,377 31.1% Chase 2 13 1,122,546 14.4% Lakeland Financial 3 6 736,668 9.4% PNC Financial 4 13 731,482 9.4% Independent Alliance 5 14 646,055 8.3% STAR Financial 6 12 517,839 6.6% Old National 7 5 427,345 5.5% 1st Source 8 11 346,496 4.4% Fifth Third 9 8 211,105 2.7% Ossian Financial 10 2 85,504 1.1% Total Market 125 $7,814,024

 Contiguous Market Expansion • Significant Entry into Fort Wayne MSA, Indiana’s 2nd Largest MSA, with $646 Million in Deposits and #5 Market Share Position • #1 Market Share in Wells County with Two County Seat Locations Strategic Opportunity Financially Attractive  Strong and Growing Core Earnings, Acquisition Accretive to EPS by 2% in 2017 and 5% annually thereafter  Tangible Book Value Earn Back of 3.75 Years  Significant and Stable Core Deposits, 91% of Deposits  Maintains a Healthy Capital Position Attractive Risk Profile  Comprehensive Due Diligence Process Completed  Cultural Fit and Retention of Key Management Members including Mike Marhenke and Will Thatcher in Leadership Roles  Experienced Acquirer, Core Competency in Integration Processes  Market Opportunity • Leverage Successful First Merchants Model into Northeast Indiana Markets • Diverse Loan Portfolio with Significant Opportunities to Expand • Bridge to Significant Markets in North Western Ohio and Southern Michigan 8 THE STRENGTH OF BIG. THE SERVICE OF SMALL. ® Building Value in the Summit City

9 THE STRENGTH OF BIG. THE SERVICE OF SMALL. 2016 Rank Company 2016 # of Branches 2016 Total Deposits in Market 2016 Total Market Share (%) 1 JP Morgan Chase & Co. (NY) 169 $17,888 15.05 2 PNC Financial Services Group (PA) 126 10,470 8.81 3 Fifth Third Bancorp (OH) 128 8,521 7.17 4 Old National Bancorp (IN) 95 6,494 5.46 5 Pro Forma 115 5,657 4.76 5 First Merchants Corp (IN) 96 4,847 4.08 6 1st Source Corp. (IN) 74 4,149 3.49 7 Wells Fargo & Co (CA) 37 4,137 3.48 8 Lakeland Financial Corp. (IN) 51 3,404 2.86 9 Huntington Bancshares, Inc. (OH) 48 3,395 2.86 10 KeyCorp (OH) 58 3,349 2.82 26 Independent Alliance Banks, Inc. (IN) 19 810 0.68 Financial data at June 30, 2016, per SNL Financial ® Building Value in the Summit City

10 THE STRENGTH OF BIG. THE SERVICE OF SMALL. Transactions FRME/IALB* Recent Transactions** Price/Tangible Book Value 2.52x 2.39x Market Premium (%) 65% 16% Core Deposit Premium (%) 20.9% 17.9% Price / LTM EPS 26.4x 22.7x Price / LTM EPS + Cost Savings 15.8x 15.2x ® *Based on a blended deal value of $271.1 million inclusive of $19.8 investment made on November 21, 2016 **Average of announced 2017 bank transactions with assets over $1B Building Value in the Summit City

Partner Bank Closing Dates Partner Total Assets (in Millions) Independent Alliance Banks, Inc. Pending $1,088 The Arlington Bank (Columbus, Oh) Pending 305 Ameriana Bancorp 12/31/2015 483 Cooper State Bank (Columbus, Oh) 8/15/2015 136 Community Bank of Noblesville 11/07/2014 272 CFS Bancorp 11/12/2013 1,146 Shelby County Bank 2/10/2012 148 Lincoln Bancorp 12/31/2008 890 CNBC (Columbus, Oh) 3/01/2003 317 Lafayette Bancorporation 4/01/2002 746 Francor Financial, Inc. (Wabash, In) 7/01/2001 158 Decatur Bank & Trust Co. (Decatur, In) 5/31/2000 130 11 THE STRENGTH OF BIG. THE SERVICE OF SMALL. ® Building Value in the Summit City

12 THE STRENGTH OF BIG. THE SERVICE OF SMALL.  Significant Entry into 2nd Largest Indiana Market  Logical Extension of Our Existing Franchise  Leverages our Current IALB Investment  Growing Market with Revenue Synergies  Diversification of Customers • Geography • Business Mix  Culturally Similar Companies with: • Valuable Core Deposit Bases • Solid Asset Quality  Market Momentum through Commitment of Key Management and Staff  Win-Win Pricing; Premium received by IALB Shareholders, Highly Accretive to FRME ® *FIRST MERCHANTS and the Shield Logo are registered trademarks of First Merchants Corporation Building Value in the Summit City